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Exhibit 10.9

PRIVATE PLACEMENT UNIT AGREEMENT

        PRIVATE PLACEMENT UNIT AGREEMENT (this "Agreement") made as of this    day of                        , 2006 by and among TC Acquisition Corp., a Delaware corporation (the "Company"), Merriman Curhan Ford & Co. ("Merriman"), as representative of the underwriters in the IPO (defined below) (solely for purposes of Sections 6 and 9 hereof) and MGS Partners, LLC (the "Purchaser").

        WHEREAS, the Company has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-1, as amended (File No. 333-126355) (the "Registration Statement"), in connection with the Company's initial public offering (the "IPO") of up to 6,900,000 units (including up to 900,000 units issuable upon exercise of an overallotment purchase option granted to Merriman by the Company), each unit ("Unit") consisting of (i) one share of the Company's common stock, $.0001 par value (the "Common Stock"), and (ii) two warrants (each such warrant a "Warrant"), each Warrant to purchase one share of Common Stock; and

        WHEREAS, the Company desires to sell, and the Purchaser desires to acquire, in a private placement to the Purchaser (the "Private Placement") 300,000 units (the "Private Placement Units") substantially identical to the Units being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Private Placement Units, and the underlying shares of Common Stock and Warrants to be issued in the Private Placement shall not be registered under the Securities Act of 1933, as amended (the "Securities Act");

        WHEREAS, the Warrants included in the Private Placement Units shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement; and

        WHEREAS, the Purchaser is entitled to registration rights with respect to the Common Stock and the Warrants comprising the Private Placement Units and the Common Stock underlying such Warrants (collectively, the "Registrable Securities") on the terms set forth in this Agreement.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

        1.     Purchase of Units. The Purchaser hereby agrees, directly or through nominees, to purchase 300,000 Private Placement Units at a purchase price of $6.00 per Private Placement Unit, or an aggregate of $1,800,000 (the "Purchase Price").

        2.     Closing. The closing of the purchase and sale of the Private Placement Units (the "Closing") will take place at such time and place as the parties may agree (the "Closing Date"), but in no event later than the date on which the SEC declares the Registration Statement effective (the "Effective Date"). On the Effective Date, the Purchaser shall pay the Purchase Price by wire transfer of funds to an account maintained by the Company. Immediately prior to the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement (the "Trust Account"). The certificates for the Common Stock and Warrants comprising the Private Placement Units shall be delivered to the Purchaser promptly after the closing of the IPO.

        3.     Voting of Shares. If the Company solicits approval of its stockholders of a Business Combination, the Purchaser shall vote all of the shares of the Common Stock acquired by the Purchaser (i) pursuant to this Agreement, (ii) in the IPO and (iii) in the aftermarket following the IPO in favor of the Business Combination and therefore waive any conversion rights they might have with respect to certain of such shares. As used herein, a "Business Combination" shall mean the acquistion by the Company, whether by merger, capital stock exchange, asset or stock acquisition or other similar business combination of one or more operating entities in the technology-related sector having collectively a fair market value of at least 80% of the Company's net assets at the time of such acquisition.

        4.     Waiver of Liquidation Distributions. In connection with the Private Placement Units purchased pursuant to this Agreement, the Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the company in the event of a liquidation of the Company upon the Company's failure to timely complete a Business Combination. For purposes of clarity, any shares of Common Stock purchased in the IPO or the aftermarket by the Purchaser shall be eligible to receive any liquidating distributions by the Company.

        5.     Rescission Right Waiver and Indemnification.

          5.1   The Purchaser understands and acknowledges that an exemption from the registration requirements of the Securities Act requires that there be no general solicitation of purchasers of the Private Placement Units. In this regard, if the offering of the Units in the Company's initial public offering were deemed to be a general solicitation with respect to the Private Placement Units, the offer and sale of such Private Placement Units may not be exempt from registration and, if not, the Purchaser may have a right to rescind its purchase of the Private Placement Units. In order to facilitate the completion of the Private Placement and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, the Purchaser hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Private Placement Units. The Purchaser acknowledges and agrees that this waiver is being made in order to induce the Company to sell the Private Placement Units to the Purchaser. The Purchaser agrees that the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims, or proceedings (collectively, "Claims") and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys' and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Private Placement Units hereunder or relating to the purchase of the Private Placement Units and the transactions contemplated hereby.

          5.2   The Purchaser agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Private Placement Units or any Claim that may arise now or in the future.

          5.3   The Purchaser acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

          5.4   The Purchaser agrees that to the extent any waiver of rights under this Section 5 is ineffective as a matter of law, the Purchaser has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Purchaser acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

        6.     Lock-Up Agreement; Deposit with Merriman. The Purchaser shall not publicly announce any intention to, will not authorize any affiliate or subsidiary, if applicable, to, and will not, without the prior written consent of Merriman, directly or indirectly (i) offer, pledge, sell, transfer or otherwise dispose of, by contract, option, right or otherwise, any of the Common Stock or Warrants purchased pursuant to this Agreement or lend, grant or otherwise transfer or dispose of any such securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic characteristics of ownership of such securities (whether any such transaction described in clause

(i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise), until the consummation of a Business Combination.

        7.     Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

          7.1   The Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          7.2   The Purchaser understands that the Private Placement Units, the Warrants and the Common Stock are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

          7.3   The Private Placement Units, Common Stock and Warrants are being acquired for the Purchaser's own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

          7.4   The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Private Placement Units, Common Stock and Warrants and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

          7.5   The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

        8.     Registration Rights. The Purchaser is entitled to the benefit of the registration rights granted pursuant to the Registration Rights Agreement among the Company and the parties named therein and the Private Placement Units, Common Stock and Warrants shall be deemed "Registrable Securities" under such Registration Rights Agreement.

        9.     Waiver of Claims; Indemnification. The Purchaser hereby waives any and all rights to assert any present or future claims, including any right of rescission, against the Company, Merriman or the other underwriters in the IPO exclusively with respect to its purchase of the Private Placement Units hereunder, and the Purchaser agrees to indemnify and hold the Company, Merriman and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, Merriman or such other underwriters by the Purchaser of the Private Placement Units or its transferees, heirs, assigns or any subsequent holders of the Private Placement Units.

        10.   Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

        11.   Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

        12.   California Release and Waiver. Execution by a Purchaser of this Agreement constitutes an express waiver and release of any and all claims which would otherwise be preserved by operation of section 1542 of the California Civil Code. California Civil Code section 1542 provides in pertinent part:

        "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the    day of                        , 2006.

TC ACQUISITION CORP.
By:
Robert J. Majteles, President and Chief Executive Officer
MERRIMAN CURHAN FORD & CO.
By:
Christopher Aguilar, Esq. General Counsel
MGS PARTNERS, LLC
By:
[Name], [Title]

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  Exhibit 10.9
PRIVATE PLACEMENT UNIT AGREEMENT